   EXHIBIT 10.3

XERIANT SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is dated April 4, 2022 (the “Effective Date”), by and between Xeriant, Inc. (“Xeriant” or the “Service Provider”), a Nevada corporation, located at Innovation Centre 1, 3998 FAU Blvd., Suite 309, Boca Raton, FL 33431, and Ebenberg, LLC (“EJV” or the “Company”), a Florida limited liability company, located at Innovation Centre 1, 3998 FAU Blvd., Suite 309, Boca Raton, FL 33431. The Service Provider and the Company are sometimes referred to herein as a “Party” or collectively, the “Parties.”

RECITALS:

WHEREAS, the Service Provider is a public company focused on acquiring developing and commercializing disruptive technologies and advanced materials with applications in aerospace, including innovative aircraft concepts;

WHEREAS, the Company seeks to enter into License Agreements and Sub-License Agreements, or Services Agreements on behalf and upon approval of EJV to develop and exploit all right, title and interest in and to its know-how, intellectual property and patents (the “Intellectual Property”);

WHEREAS, the Service Provider desires to provide the services, and the Company desires to accept the services, as described here below, in support of the Company; and

WHEREAS. the Parties intend to set out the terms and conditions according to which the Service Provider will directly or indirectly perform the services for the benefit of the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the Parties hereby agree as follows:

1 GENERAL

The recitals and the Annexes shall be considered an integral part to this Agreement.

2 PROVISION OF SERVICES

2.1 Services. The Service Provider shall, subject to Section 2.3, provide, or procure from other sources, the following services, as detailed in Annex A (hereinafter the “Services”), to the Company:

o

Technical Services related to the exploitation of the Intellectual Property that may assist the Company to accomplish the strategy agreed in Annex A-1 hereto (the “Technical Services”), including information technology Services reasonably necessary to perform the Technical Services.

o

The corporate, marketing, business development, communications, and administrative services as requested by the Company from time to time as described in Annex A-2 (the “Corporate Administrative Services”).

2.2 Additional Requested Services. If the Company requests services not contemplated by this Agreement, the Service Provider shall provide such services upon terms and conditions mutually agreed to by the Parties, and this Agreement (including the Annexes hereto) shall be modified and/or supplemented to reflect such additional services.

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3 OBLIGATIONS OF THE PARTIES

3.1 The Parties shall at all times comply with all applicable laws, regulations, directives and court decisions.

3.2 The Service Provider shall provide the Services upon receipt of a written or verbal request by an authorized representative of the Company.

3.3 The Company undertakes to supply to the Service Provider all necessary collaboration in order to facilitate the performance of the Services, and, in particular, to promptly communicate all data, news and information necessary or useful to ensure the correct execution of the Services by the Service Provider.

3.4 Notwithstanding anything in this Agreement to the contrary, this Agreement and all Services shall be subject to and provided in accordance with the terms of that certain JV Agreement between the Service Provider and Movychem s.r.o., dated April __, 2022 (the “Joint Venture Agreement”).

4 LIABILITY AND INDEMNIFICATION

4.1 Neither the Service Provider or its subsidiaries, nor any of their respective employees, directors or officers, shall be liable for any loss or damage incurred or suffered by the Company in respect of any action or omission (save for the Service Provider’s gross negligence or fraud), on the part of any person providing Services under this Agreement.

4.2 The Company shall indemnify and hold harmless the Service Provider and its subsidiaries, and their respective employees, directors and officers against all claims, liabilities and damages, to the extent such claims, liabilities and damages arise in whole or part as a result of such Company’s act or omission, non-compliance with law or activities occurring prior to the execution of this Agreement.

5 FEES AND PAYMENT

5.1 The Service Provider shall invoice the Company on a monthly basis a fee equal to 40% of the royalties received by the Joint Venture for the licensing of its Intellectual Property.

5.2 The Company shall pay the Service Provider the amount specified in each invoice within five (5) days after receipt.

5.3 In consideration of all the above, the Parties agree that the amount of the compensation is the fair reward for the Services to be performed under this Agreement.

The Parties hereby mutually acknowledge that such compensation is calculated taking into account the nature of the Services to be provided under this Agreement utilizing existing personnel of the Service Provider, the costs incurred by the Service Provider in connection with providing the Services and also the benefits derived by the Company in connection with the achievement of its corporate goals.  In the event that the Company requests Services requiring the extensive use of the Service Provider’s internal personnel and/or resources (e.g., complex transactions) (“Special Services”), the Parties shall re-assess the adequacy of the fees payable hereunder, and, if necessary, enter into separate supplemental agreements, setting forth the terms and conditions for the provision of such Special Services by the Service Provider.  The Service Provider shall render the Special Services, and the Company shall be responsible for all fees and costs incurred for such Special Services, in each case, in accordance with the terms and conditions of the relevant supplemental service agreement.

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6 CONFIDENTIALITY

Except to the extent required by applicable law, the Service Provider and the Company agree to keep strictly confidential any confidential or proprietary information, news documents and data relating to the scope of this Agreement. In particular, each Party will ensure the protection of all information and data exchanged under the Agreement to prevent unauthorized access or use by third parties.

7 DURATION AND TERMINATION

7.1 This Agreement shall be in force from the date first above written and shall remain in force until termination of the joint venture in accordance with the Joint Venture Agreement.

7.2 This Agreement shall be deemed to be terminated automatically if any Party: (a) makes any voluntary arrangement with its creditors or becomes subject to an administration order or goes into winding –up or bankruptcy or similar procedure or (c) the determination of any governmental authority having competent jurisdiction enjoining or prohibiting the transactions contemplated by this Agreement.

7.3 Upon termination of this Agreement for any reason, the terminating Party shall have no further obligation (other than those provided for in clause 4 above) to the non-terminating Party under this Agreement provided that if the Company is the terminating Party, the Company shall remain liable to pay any fees accrued but not paid, prior to such termination.

8 MODIFICATIONS

It is understood that any amendment or modification to this Agreement shall be valid only if made in writing and signed by the Parties hereto.

9 NON-ASSIGNMENT AND SEVERABILITY

No Party shall assign any rights arising under this Agreement or transfer the Agreement itself.

Should this Agreement become illegal, invalid or unenforceable in one part or be withdrawn or terminated, neither such illegality, invalidity or unenforceability nor such withdrawal or termination shall affect the Agreement, which shall continue in full force and effect for the other provisions hereof.

10 INCONSISTENCIES

In the event that any provision of this Agreement (including any Annex hereto) is inconsistent with the Joint Venture Agreement, the terms of the Joint Venture Agreement shall prevail.

11 GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws. Without limitation of a Party’s right to enforce this Agreement in a court of law, the Parties agree that should any legal dispute arise between the Parties in relation to the interpretation and the implementation of this Agreement, their respective top executive management will use their best efforts to reach an amicable settlement resolving such dispute.

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12 SIGNING

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

13 ANNEXES

All Annexes to this Agreement are hereby incorporated herein and made a part of this Agreement as if set forth in full herein. Each capitalized term used in any annex but not otherwise defined has the meaning set forth in this Agreement.

IN WITNESS HEREOF, the undersigned have executed this Agreement as of the Effective Date.

XERIANT, INC.

By:
Keith Duffy

Its:	CEO

EBENBERG, LLC

By:

Name:	Scott Duffy

Title:	Partnership Representative

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 Annex A-1

Technical Services

Utilizing the in-house personnel and contractors of the Service Provider, the Service Provider shall provide technical and program management services, including:

1.	Providing the appropriate technical expertise to develop a global sales strategy to exploit the Intellectual Property.

2.	Providing the accompanying certification and testing information as may be required by the Company needed to achieve EJV’s goals to exploit the Intellectual Property.

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Annex A-2

Corporate Administrative Services

1.	Assist in developing strategies to garner additional funding to build out manufacturing facilities as needed;

2.	Performing certain public relations efforts as specifically requested by the Company;

3.	Assist in developing and implementing strategy and business development actions within North America.

4.	Performing administrative functions such as scheduling and facilitating meetings and events that support the initiatives of the Company.

5.	Performing program support functions, assisting in identifying new business opportunities, and networking to foster relationships to exploit the Intellectual Property;

6.	Attending strategic events in order to represent the Company, developing strategies associated with funding and new business opportunities.

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